                                                                    EXHIBIT 23.4

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-3 to Big Flower Press Holdings, Inc.'s Form S-1 of our report dated February 23, 1996 (except with respect to the matter discussed in Note 10, as to which the date is June 6, 1996) included in Big Flower Press Holdings, Inc.'s S-4 (Registration Statement No. 333-11225) and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP



Grand Rapids, Michigan
October 22, 1996